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                                                                    EXHIBIT 99.7

Recent Rating Agency Actions
Standard & Poor's

              LONG-TERM RATINGS ON FORD MOTOR CO. AND UNITS RAISED
                    SCOTT SPRINZEN, NEW YORK (1) 212-438-7812

NEW YORK  (Standard & Poor's CreditWire) Dec. 13, 1999 --
Standard & Poor's today raised Ford Motor Co.'s long-term corporate credit and debt ratings (see list below).

Standard & Poor's also raised the long-term corporate credit and debt ratings of Ford's subsidiary, Ford Motor Credit Co., and of various other related entities.

The 'A-1' short-term corporate credit and commercial paper ratings of Ford Motor Credit Co. and other related entities were also affirmed.

All ratings on Ford subsidiary, Hertz Corp. were also affirmed (see list below).

The current outlook is stable.

Amid current cyclically robust automotive market conditions in North America, Ford is giving an impressive demonstration of its upside earnings and cash flow generating ability. The company has been adept at anticipating shifts in consumer preferences, and is well-positioned in the highest-margined vehicle segments, such as sport utilities and pickups. In addition, Ford has been particularly successful at reducing its costs and enhancing investment efficiency.

Ford does face challenges. The disproportionate reliance of Ford's financial performance on a relatively narrow range of products poses risks. Also, Ford's principal automotive operations outside of North America remain beset by problems. In Europe, an inefficient cost structure and generally weak product offerings has left it poorly equipped to cope with intensifying competition. In Latin America, Ford is still struggling with the challenges of reconstituting its operations in the wake of the 1995 split-up of its Autolatina joint venture with Volkswagen AG. Standard & Poor's assumes that favorable market conditions in North America will persist over the next one to two years; hence, the earnings contribution of its North American business, coupled with the continuing substantial contribution of its automotive finance business, should enable Ford to maintain extremely strong overall profitability, while pursuing ongoing restructuring initiatives to address its shortcomings in other regions.

Importantly, Ford is expected to maintain a conservative financial posture. It has a large liquidity position, with cash and equivalents exceeding debt by $12.9 billion at Sept. 30, 1999 (excluding finance operations, 80.9%-owned Hertz. Corp., and 33.4%-owned Mazda Motor Corp.). Other than its spin off to shareholders of its 80.7% ownership stake in Associates First Capital Corp. (completed in early 1998), Ford has avoided aggressive, special actions to directly reward shareholders. While Ford has pursued several sizeable acquisitions over the past year -- including Volvo Cars (for $6.45 billion), which ultimately could enhance its competitiveness in luxury/near-luxury passenger car segments, and Kwik Fit (for approx. $1.6 billion), which should


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accelerate its expansion in aftermarket services - these transactions have been readily financed internally, given the current strength of operating cash flow.

OUTLOOK:  STABLE

The revised ratings assume significant improvement in the financial performance of overseas automotive operations within the next few years. With such improvement, and given Ford's strong competitive position in North America, the company should be able to maintain adequate overall profitability, even in less favorable market conditions. Given its current cash position, the company has some leeway to pursue additional acquisitions without jeopardizing the ratings, Standard & Poor's said. -- CreditWire


RATINGS RAISED

                                                             Ratings
Ford Motor Co.                                       To                 From
      Corporate credit rating                        A+                   A
      Senior unsecured debt                          A+                   A
      Senior secured debt                            A+                   A
      Equipment trust certificates                   A+                   A
      Bank loan rating                               A+                   A
      Senior unsecured shelf debt (prelim)           A+                   A

Ford Motor Credit Co.
      Corporate credit rating                        A+                   A
      Senior unsecured debt                          A+                   A
      Bank loan rating                               A+                   A
      Senior unsecured shelf debt (prelim)           A+                   A

FCE Bank
      Corporate credit rating                        A+                   A
      Senior unsecured debt                          A+                   A
      Bank loan rating                               A+                   A

Ford Capital B.V
      Senior unsecured debt                          A+                   A
           (gtd by Ford Motor Co.)

Ford Credit Canada Ltd.
      Senior unsecured debt                          A+                   A
           (gtd by Ford Motor Credit Co.)

Ford Holding Inc.
      Senior unsecured debt                          A+                   A
           (gtd by Ford Motor Co.)


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
Ford Motor Co. of Australia Ltd.
      Corporate credit rating                        A                    A-
      Senior unsecured debt                          A                    A-
           (gtd by Ford Motor Credit Co.)

Ford Motor Credit Co. of New Zealand Ltd.
      Corporate credit ratings                       A                    A-
      Senior unsecured debt                          A+                   A
           (gtd. by Ford Motor Credit Co)

Ford Credit Australia Ltd.
      Corporate credit ratings                       A                    A-
      Senior unsecured debt                          A+                   A

RATINGS AFFIRMED

Hertz Corp.
      Corporate credit ratings                                            A-
      Short-term corporate credit rating                                  A-1
      Senior unsecured debt                                               A-
      Subordinated debt                                                   BBB+
      Junior subordinated debt                                            BBB+
      Commercial paper                                                    A-1

CREDIT PROFILE:
see above